Exhibit 10.8

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 12th day of February, 2015, by and between SILICON VALLEY BANK (“Bank”) and MAXPOINT INTERACTIVE, INC., a Delaware corporation (“Borrower”) whose address is 3020 Carrington Mill Blvd, Suite 300, Morrisville, North Carolina 27560.

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 12, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Credit Extension” is any Advance, any Overadvance, or any other extension of credit by Bank for Borrower’s benefit pursuant to the Loan Documents.

“Revolving Line” is an aggregate principal amount not to exceed Thirty-Five Million Dollars ($35,000,000) outstanding at any time.

2.2                               Exhibit B (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 1 attached hereto.

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 12, 2014 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in said Intellectual Property Security Agreement, and (b) shall remain in full force and effect.

6.                                      Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 12, 2014 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

7.                                      Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.                                      Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.                                      Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of (i) an amendment fee in an amount equal to Six Thousand Two Hundred Fifty Dollars ($6,250.00), and (ii) Bank’s legal fees and out-of-pocket expenses incurred in connection with this Amendment and that certain First Amendment to Mezzanine Loan and Security Agreement, dated on or about the date hereof, by and between Bank and Borrower.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		MAXPOINT INTERACTIVE, INC.

By:	/s/ Andrew J. Kirk	By:	/s/ Brad Schomber
Name:	Andrew J. Kirk	Name:	Brad Schomber
Title:	Director	Title:	CFO

Schedule 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM:       MAXPOINT INTERACTIVE, INC.

The undersigned authorized officer of MaxPoint Interactive, Inc., a Delaware corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Senior Loan Agreement”) and the Mezzanine Loan and Security Agreement between Borrower and Bank (the “Mezzanine Loan Agreement”) (the Senior Loan Agreement and the Mezzanine Loan Agreement are, collectively, the “Agreement”), (1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Mezzanine Loan Agreement and Section 5.9 of the Senior Loan Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes	No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes	No
10-Q, 10-K and 8-K	Within 10 days after filing with SEC	Yes	No
A/R & A/P Agings (For Senior Loan Agreement only)	Monthly within 30 days	Yes	No
Annual Operating Budget	With 10 days after Board	Yes	No

approval, but at least annually
Transaction Reports (For Senior Loan Agreement only)

(i) with each request for an Advance, (ii) on the 15th day (or the immediately preceding Business Day if the 15th is not a Business Day) and on the last Business Day of each month when a Streamline Period is not in effect, and (iii) within thirty (30) days after the end of each month when a Streamline Period is in effect

		Yes	No
409A Valuation	Within 15 days after compilation, but at least annually	Yes	No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant (For Senior Loan Agreement only)	Required	Actual	Complies

Maintain as indicated:
Minimum Cash and Availability (at all times)	$5,000,000	$	Yes No

Streamline Period (For Senior Loan Agreement only)		Applies

Cash and Availability > $7,500,000	Streamline Period in Effect; Prime Rate on all Advances	Yes No
Cash and Availability < $7,500,000	Streamline Period NOT in Effect; Prime Rate plus 1.00% on all Advances	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

MaxPoint Interactive, Inc.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes	No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

(For Senior Loan Agreement only)

In the event of a conflict between this Schedule and the Senior Loan Agreement, the terms of the Senior Loan Agreement shall govern.

Dated:

I.                                        Minimum Cash and Availability (Section 6.9)

Required: Maintain at all times Five Million Dollars ($5,000,000), consisting of the sum of (i) unrestricted cash at Bank (including restricted cash at Bank, to the extent such restriction is a result of the Obligations of Borrower to Bank arising under this Agreement, but not including any cash or other collateral specifically pledged to Bank to collateralize Bank Services); plus (ii) the unused Availability Amount; plus (iii) the undrawn Term B Loan Advance.

Actual:

A.	Aggregate value of the unrestricted cash of Borrower maintained at Bank	$
B.	Unused Availability Amount	$
C.	Undrawn Term B Loan Advance	$
D.	The sum of lines A through C	$

Is line D equal to or greater than $5,000,000?

☐ No, not in compliance	☐ Yes, in compliance

Is line D equal to or greater than $7,500,000?

☐ No, Streamline Period NOT in Effect	☐ Yes, Streamline Period in Effect